UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
July 26, 2012

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

        Certain portions of our press release dated July 26, 2012, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The 2nd paragraph regarding company strengths
  The 3rd paragraph regarding potential acquisition or licenses of additional brands, anticipated cash and shareholders' equity and potential borrowing capacity
  The 4th paragraph regarding 2013 preliminary sales guidance
  The 5th paragraph regarding anticipated operating margin, opportunities for external growth and other matters
  The 7th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 8.01

Item 8.01 Other Events

        Certain portions of our press release dated July 26, 2012, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01:

  The heading, which discloses that discussions with Burberry on the creation of a new operating model for the fragrance and beauty business have been discontinued, and Burberry is to buy out the license on December 31, 2012
  The 1st paragraph, which discloses that Interparfums SA and Burberry have been unable to agree on final terms on a new operating model for the fragrance and beauty business, and the buy out price for the license on December 31, 2012

Item 9.01 Financial Statements and Exhibits

        99.1 Our press release dated July 26, 2012.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 26, 2012

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President and Chief Financial Officer